ServiceSource Reports Second Quarter 2013 Financial Results

SAN FRANCISCO, August 1st, 2013 - ServiceSource® (Nasdaq: SREV), the global leader in recurring revenue management, today announced its financial results for the second quarter ended June 30, 2013.

  Total subscription bookings up nearly 40% quarter-over-quarter

  Revenue: $67.7 million

  Adjusted EBITDA: $4.4 million

  Record amount of cash and short term investments: $132 million

  Four new Renew OnDemand subscription deals signed

"The outperformance of our cloud offering, Renew OnDemand, combined with our managed services, drove strong performance for ServiceSource this quarter," said Mike Smerklo, ServiceSource's Chairman and Chief Executive Officer. "As our results demonstrate, ServiceSource has gained momentum in the first half of the year."

"We're proud to announce that Dell is live on Renew OnDemand as part of a global implementation," added Mr. Smerklo,  "Dell is building solutions and partnering with leading companies to leverage the cloud and big data as part of their strategy to get closer to their customers."

Revenue for the second quarter of fiscal 2013 was $67.7 million, a 13% increase over the $59.7 million delivered in the same period of 2012.

Adjusted EBITDA in the quarter was $4.4 million, compared with $4.5 million for the same period last year.

GAAP net loss in the quarter was $4.9 million, or $0.06 per share, compared with a net loss of $36.8 million, or $0.50 per share for the same period last year. GAAP net loss for 2012 reflects a $33.1 million one-time, non-cash charge related to a valuation allowance applied to our deferred tax assets.

Non-GAAP net income in the quarter was $1.5 million, or $0.02 per diluted share, compared with a net income of approximately $1.5 million, or $0.02 per diluted share for the same period last year.

A reconciliation of GAAP to non-GAAP financial measures has been provided in the financial statement tables included in this press release.

Quarterly Conference Call

ServiceSource will discuss its quarterly results and provide third quarter financial guidance today via teleconference at 1:30 p.m. Pacific Time.  To access the call within the U.S., please dial (877) 293-5486, or outside the U.S. (914) 495-8592, at least five minutes prior to the start time. A live webcast of the call will also be available at http://ir.servicesource.com/events.cfm under the Events & Presentations menu. A replay of the webcast will also be available on the Company's website at http://ir.servicesource.com.

About ServiceSource International, Inc.

ServiceSource International, Inc. (NASDAQ: SREV) is the global leader in recurring revenue management. Renew OnDemand™, the only cloud application built specifically to grow recurring revenue, automates a highly valuable but typically manual business process. By leveraging big data to give companies a complete view of their customers, Renew OnDemand and our proven services drive higher subscription, maintenance, and support revenue, improved customer retention, and increased business predictability.

With over a decade of experience focused exclusively on growing recurring revenue, ServiceSource's products and services are based on proven best practices and global benchmarks. Headquartered in San Francisco, ServiceSource® manages over $9 billion in recurring revenue for the world's largest and most respected technology companies. ServiceSource renews a customer contract every 47 seconds through engagements in more than 150 countries and 40 languages. For more information, please go to www.servicesource.com.

Forward-Looking Statements

This press release contains forward-looking statements, including statements regarding our momentum and the benefits of ServiceSource offerings, including our managed services and our Renew OnDemand Cloud platform and application. These forward-looking statements are based on our current assumptions and beliefs, and involve risks and uncertainties that could cause our results to differ materially from those expressed or implied in our forward-looking statements. Those risks and uncertainties include, without limitation, fluctuations in our quarterly results of operations; the risk of material defects or errors in the our software offerings or their failure to meet customer expectations; migrating customers to Renew OnDemand and the ability to integrate Renew OnDemand with other third-party applications used by our customers; our ability to grow the market for service revenue management; our ability to protect our intellectual property rights; the risk of claims that our offerings infringe the intellectual property rights of others; changes in market conditions that impact our ability to sell the Renew OnDemand solution and/or generate service revenue on our customers' behalf; errors in estimates as to the renewal rate improvements and/or service revenue we can generate for our customers; the possibility that our estimates of service revenue opportunity under management and other metrics may prove inaccurate; demand for our offering that falls short of expectations; our ability to keep customer data and other confidential information secure; our ability to adapt our solution to changes in the market or new competition; general political, economic and market conditions and events; and other risks and uncertainties described more fully in our periodic reports and registration statements filed with the Securities and Exchange Commission, which can be obtained online at the Commission's website at http://www.sec.gov. All forward-looking statements in this press release are based on information currently available to us, and we assume no obligation to update these forward-looking statements.

ServiceSource International, Inc.
Condensed Consolidated Statements of Operations
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2013	2012	2013	2012

Net revenue	$ 67,697	$ 59,694	$ 128,818	$ 117,268
Cost of revenue (1)	38,620	33,882	77,118	66,458
Gross profit	29,077	25,812	51,700	50,810
Operating expenses
Sales and marketing (1)	15,367	14,169	30,175	27,646
Research and development (1)	6,794	4,298	13,042	8,879
General and administrative (1)	10,783	10,564	22,004	20,639
Total operating expenses	32,944	29,031	65,221	57,164
Loss from operations	(3,867)	(3,219)	(13,521)	(6,354)
Other expense, net	(295)	(333)	(403)	(424)
Loss before income taxes	(4,162)	(3,552)	(13,924)	(6,778)
Income tax provision	744	33,217	1,437	31,267
Net loss	$ (4,906)	$ (36,769)	$ (15,361)	$ (38,045)

Net loss per common share:
Basic	(0.06)	$ (0.50)	(0.20)	$ (0.52)
Diluted	$ (0.06)	$ (0.50)	$ (0.20)	$ (0.52)

Weighted-average shares used in computing net
loss per common share:
Basic	77,275	74,172	76,447	73,654
Diluted	77,275	74,172	76,447	73,654

(1) Includes stock-based compensation expense as follows:
	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2013	2012	2013	2012
Cost of revenue	$ 688	$ 715	$ 1,420	$ 1,287
Sales and marketing	2,449	1,982	4,982	3,656
Research and development	519	530	1,005	893
General and administrative	1,767	2,133	3,936	3,771
Total stock-based compensation	$ 5,423	$ 5,360	$ 11,343	$ 9,607

ServiceSource International, Inc.
Condensed Consolidated Balance Sheets
(In thousands)
(Unaudited)

	June 30,	December 31,
	2013	2012
Assets
Current assets:
Cash and cash equivalents	$ 77,403	$ 76,568
Short-term investments	54,649	32,874
Accounts receivable, net	60,894	65,238
Deferred income taxes	177	389
Prepaid expenses and other	6,661	5,178
Total current assets	199,784	180,247
Property and equipment, net	30,275	34,513
Deferred income taxes, net of current portion	1,986	2,321
Other assets, net	794	1,057
Goodwill	6,334	6,334
Total assets	$ 239,173	$ 224,472

Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable	2,505	$ 3,293
Accrued taxes	1,801	1,056
Accrued compensation and benefits	18,873	15,738
Other accrued liabilities	13,640	10,403
Current portion of capital lease obligations	328	326
Total current liabilities	37,147	30,816
Long-term liabilities	5,305	6,729
Total liabilities	42,452	37,545
Stockholders' equity:
Common stock	8	8
Treasury stock	(441)	(441)
Additional paid-in capital	235,714	210,650
Accumulated deficit	(38,759)	(23,398)
Accumulated other comprehensive income	199	108
Total stockholders' equity	196,721	186,927
Total liabilities and stockholders' equity	$ 239,173	$ 224,472

ServiceSource International, Inc.
Condensed Consolidated Statements of Cash Flows
(In thousands)
(Unaudited)
	Six Months Ended
	June 30,
	2013	2012
Cash flows from operating activities
Net loss	$ (15,361)	$ (38,045)
Adjustments to reconcile net loss to net cash
provided by operating activities:
Depreciation and amortization	6,028	4,576
Provision for doubtful accounts	(149)	-
Amortization of deferred financing costs	24	123
Accretion on premium on short-term investments	347	445
Deferred income taxes	545	32,220
Stock-based compensation	11,343	9,607
Income tax charge from stock-based compensation	264	362
Changes in operating assets and liabilities:
Accounts receivable	4,189	2,586
Prepaid expenses and other	(1,204)	(811)
Accounts payable	(558)	(877)
Accrued taxes	752	298
Accrued compensation and benefits	3,291	(4,820)
Other accrued liabilities	2,156	4,145
Net cash provided by operating activities	11,667	9,809

Cash flows used in investing activities
Acquisition of property and equipment	(2,224)	(11,244)
Purchases of short-term investments	(26,647)	(24,186)
Sales of short-term investments	3,154	6,210
Maturities of short-term investments	1,250	11,820
Net cash used in investing activities	(24,467)	(17,400)

Cash flows from financing activities
Repayments of capital leases	(161)	(155)
Proceeds from common stock issuances	13,612	7,818
Income tax charge from stock-based compensation	(264)	(362)
Net cash provided by financing activities	13,187	7,301

Net increase (decrease) in cash and cash equivalents	387	(290)
Effect of exchange rate changes on cash and cash equivalents	448	(107)
Cash and cash equivalents at beginning of period	76,568	65,983
Cash and cash equivalents at end of period	$ 77,403	$ 65,586

Use of Non-GAAP Financial Measures

To supplement its financial statements presented in accordance with generally accepted accounting principles, or GAAP, ServiceSource also provides investors with non-GAAP gross profit, net income, net income per share and Adjusted EBITDA. A reconciliation of these non-GAAP financial measures to the closest GAAP financial measure is presented in the financial tables below under the heading, "GAAP to Non-GAAP Reconciliation."

ServiceSource believes that the non-GAAP financial information provided in this release can assist investors in understanding and assessing its on-going core operations and prospects for the future and provides an additional tool for investors to use in comparing ServiceSource's financial results with other companies in the industry, many of which present similar non-GAAP financial measures to investors.

Non-GAAP gross profit consists of gross profit plus stock based compensation and amortization of internally-developed software.

Non-GAAP net income consists of net income (loss) plus stock-based compensation, amortization of internally-developed software and applying an income tax rate of 40% reflecting our estimated tax expense on our core operations. Stock-based compensation expense is expected to vary depending on the number of new grants issued, changes in the company's stock price, stock market volatility, expected option lives and risk-free rates of return, all of which are difficult to estimate.

EBITDA consists of net income (loss) plus depreciation and amortization, interest expense, other expenses, net, and income tax expense. Adjusted EBITDA consists of EBITDA plus non-cash, stock-based compensation expense. ServiceSource uses Adjusted EBITDA as a measure of operating performance because it assists the company in comparing performance on a consistent basis, as it removes from the operating results the impact of the company's capital structure.

These non-GAAP measures should not be considered a substitute for, or superior to, financial measures calculated in accordance with generally accepted accounting principles in the United States.

ServiceSource International, Inc.
Reconciliation of Net Loss to Adjusted EBITDA
(In thousands)
(Unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2013	2012	2013	2012

Net loss	$ (4,906)	$ (36,769)	$ (15,361)	$ (38,045)
Income tax provision	744	33,217	1,437	31,267
Other expense, net	295	333	403	424
Depreciation	2,814	2,309	6,020	4,577
EBITDA	(1,053)	(910)	(7,501)	(1,777)
Stock-based compensation	5,423	5,360	11,343	9,607
Adjusted EBITDA	$ 4,370	$ 4,450	$ 3,842	$ 7,830

ServiceSource International, Inc.
GAAP To Non-GAAP Reconciliation
(Dollars in thousands, except per share amounts)
(unaudited)

		Three Months Ended		Six Months Ended
		June 30,		June 30,
		2013	2012	2013	2012
Gross Profit
GAAP gross profit		$ 29,077	$ 25,812	$ 51,700	$ 50,810
Non-GAAP adjustments:
Stock-based compensation	(A)	688	715	1,420	1,287
Amortization of internally-developed software	(B)	838	318	1,658	458
Non-GAAP gross profit		$ 30,603	$ 26,845	$ 54,778	$ 52,555

Gross Profit %
GAAP gross profit		43%	43%	40%	43%
Non-GAAP adjustments:
Stock-based compensation	(A)	1%	1%	1%	1%
Amortization of internally-developed software	(B)	1%	1%	1%	1%
Non-GAAP gross profit		45%	45%	43%	45%
Certain totals do not add due to rounding
Operating Expenses
GAAP operating expenses		$ 32,944	$ 29,031	$ 65,221	$ 57,164
Stock-based compensation	(A)	(4,735)	(4,645)	(9,923)	(8,320)
Amortization of internally-developed software	(B)	(432)	(317)	(883)	(812)
Non-GAAP operating expenses		$ 27,777	$ 24,069	$ 54,415	$ 48,032

Net Income (Loss)
GAAP net loss		$ (4,906)	$ (36,769)	$ (15,361)	$ (38,045)
Non-GAAP adjustments:
Stock-based compensation	(A)	5,423	5,360	11,343	9,607
Amortization of internally-developed software	(B)	1,270	635	2,541	1,270
One-time income tax items	(C)	-	33,072	-	33,072
Income tax effect on non-GAAP adjustments and
impact of normalizing the effective income tax rate	(D)	(268)	(832)	1,453	(3,445)
Non-GAAP net income (loss)		$ 1,519	$ 1,466	$ (24)	$ 2,459

Diluted Net Income (Loss) Per Share
GAAP net loss per share		$ (0.06)	$ (0.50)	$ (0.20)	$ (0.52)
Non-GAAP adjustments:
Stock-based compensation	(A)	0.07	0.07	0.15	0.13
Amortization of internally-developed software	(B)	0.02	0.01	0.03	0.02
One-time income tax items	(C)	-	0.45		0.45
Income tax effect on non-GAAP adjustments as
well as the impact of normalizing the effective
income tax rate	(D)	0.00	(0.01)	0.02	(0.05)
Non-GAAP diluted net income (loss) per share		$ 0.02	$ 0.02	$ 0.00	$ 0.03
Certain totals do not add due to rounding
Shares used in calculating diluted net income (loss)
per share on a non-GAAP basis		81,855	74,172	76,447	73,654

Footnotes to GAAP to Non-GAAP Reconciliation

(A)

Stock-based compensation. Included in our GAAP presentation of cost of revenue and operating expenses, stock-based compensation consists of expenses for stock options and awards and purchase rights under our stock purchase plan. We exclude stock-based compensation expense from our non-GAAP measures because some investors may view it as not reflective of our core operating performance as it is a non-cash expense.

(B)

Amortization of internally-developed software. Included in our GAAP presentation of cost of revenue and operating expenses, amortization of internally-developed software reflects non-cash expense for certain software purchases and software developed or obtained for internal use. We exclude these expenses from our non-GAAP measures because we believe they are not indicative of our core operating performance.

(C)

One-time tax items. During the second quarter of 2012, we recorded a $33.1 million non-cash charge against a substantial portion of our deferred tax assets, much of which was recorded in connection with electing to be treated as a corporation, because the recoverability of these items for financial reporting purposes is uncertain. We have excluded these items from our non-GAAP measures because they are non-recurring and unique, they are non-cash in nature and are not indicative of our core operating performance.

(D)

Income tax effect on non-GAAP adjustments as well as the impact of normalizing the effective income tax rate and calculating non-GAAP net income per share using a fully-diluted share count. This adjusts (i) the provision for income taxes to reflect the effect of the non-GAAP items A, B and C noted above on our non-GAAP net income (loss); (ii) the income tax rate to a normalized effective tax rate of 40%; and (iii) non-GAAP earnings per share based on a fully-diluted share count.

ServiceSource International, Inc.
Revenue by Segment
(In thousands)
(unaudited)

	Three Months Ended June 30,
	2013		2012
		% of		% of
	$	Revenue	$	Revenue

NALA	$ 42,482	63%	$ 36,961	62%
EMEA	18,238	27%	15,518	26%
APJ	6,977	10%	7,215	12%
	$ 67,697	100%	$ 59,694	100%

	Six Months Ended June 30,
	2013		2012
		% of		% of
	$	Revenue	$	Revenue

NALA	$ 80,289	62%	$ 73,073	62%
EMEA	35,758	28%	31,266	27%
APJ	12,771	10%	12,929	11%
	$ 128,818	100%	$ 117,268	100%

Investor Relations Contact for ServiceSource:

Anne Bawden
ServiceSource International, Inc.
(415) 901-4182
 abawden@servicesource.com